Exhibit 99.1

Zscaler Reports Fourth Quarter and Fiscal 2020 Financial Results
Fourth Quarter Highlights
•Revenue grows 46% year-over-year to $125.9 million
•Calculated billings grow 55% year-over-year to $194.9 million
•Deferred revenue grows 47% year-over-year to $369.8 million
•GAAP net loss of $49.5 million compared to GAAP net loss of $5.3 million on a year-over-year basis
•Non-GAAP net income of $7.4 million compared to non-GAAP net income of $9.1 million on a year-over-year basis
SAN JOSE, California - September 9, 2020 - Zscaler, Inc. (Nasdaq: ZS), the leader in cloud security, today announced financial results for its fiscal fourth quarter and fiscal year ended July 31, 2020.
"Businesses are digitally transforming at a pace never seen before, and this is fueling adoption of the Zscaler™ Zero Trust Exchange platform and our strong fourth quarter and fiscal year results," said Jay Chaudhry, Chairman and CEO of Zscaler. "In the new work-from-anywhere economy, where legacy network and security is an inhibitor, organizations are turning to our Zero Trust Exchange for the right architecture to enable success and create competitive advantage in this cloud and mobile world. I'm proud of our go-to-market execution and of the new innovations we are rapidly delivering on our platform to help our customers succeed."

Fourth Quarter Fiscal 2020 Financial Highlights
•Revenue: $125.9 million, an increase of 46% year-over-year.
•Income (loss) from operations: GAAP loss from operations was $44.9 million, or 36% of total revenue, compared to $7.9 million, or 9% of total revenue, in the fourth quarter of fiscal 2019. Non-GAAP income from operations was $7.8 million, or 6% of total revenue, compared to $7.9 million, or 9% of total revenue, in the fourth quarter of fiscal 2019.
•Net income (loss): GAAP net loss was $49.5 million, compared to $5.3 million in the fourth quarter of fiscal 2019. Non-GAAP net income was $7.4 million, compared to $9.1 million in the fourth quarter of fiscal 2019.
•Net income (loss) per share: GAAP net loss per share was $0.38, compared to $0.04 in the fourth quarter of fiscal 2019. Non-GAAP net income per share was $0.05, compared to $0.07 in the fourth quarter of fiscal 2019.
•Cash flow: Cash provided by operations was $31.6 million, or 25% of revenue, compared to $17.8 million, or 21% of revenue, in the fourth quarter of fiscal 2019. Free cash flow was $10.9 million, or 9% of revenue, compared to $7.6 million, or 9% of revenue, in the fourth quarter of fiscal 2019.
•Deferred revenue: $369.8 million as of July 31, 2020, an increase of 47% year-over-year.
•Cash, cash equivalents and short-term investments: $1,370.6 million as of July 31, 2020, an increase of $1,005.9 million from July 31, 2019. In June 2020, we issued convertible senior notes for an aggregate principal amount of 1,150.0 million and net cash proceeds of $985.3 million.

Full Year Fiscal 2020 Financial Highlights
•Revenue: $431.3 million, an increase of 42% year-over-year.
•Income (loss) from operations: GAAP loss from operations was $114.0 million, or 26% of total revenue, compared to $35.3 million, or 12% of total revenue, in fiscal 2019. Non-GAAP income from operations was $29.9 million, or 7% of total revenue, compared to $25.1 million, or 8% of total revenue, in fiscal 2019.
•Net income (loss): GAAP net loss was $115.1 million, compared to $28.7 million in fiscal 2019. Non-GAAP net income was $32.5 million, compared to $30.3 million in fiscal 2019.

•Net income (loss) per share: GAAP net loss per share was $0.89, compared to $0.23 in fiscal 2019. Non-GAAP net income per share was $0.24, compared to $0.22 in fiscal 2019.
•Cash flow: Cash provided by operations was $79.3 million, or 18% of revenue, compared to $58.0 million, or 19% of revenue, in fiscal 2019. Free cash flow was $27.5 million, or 6% of revenue, compared to $29.3 million, or 10% of revenue, in fiscal 2019.

Recent Business Highlights
•Announced new innovations in the Zscaler Zero Trust Exchange. Built as a scalable, cloud-native SASE platform, Zscaler Zero Trust Exchange accelerates digital transformation in the work-from anywhere era by solving the challenges of securely connecting users, devices, and applications anywhere with an experience people will enjoy.
•New services now generally available in the Zscaler Zero Trust Exchange include Cloud Access Security Broker (CASB), Cloud Browser Isolation, and Zscaler Cloud Security Posture Management (CSPM) for SaaS applications.
•Zscaler Internet Access (ZIA) achieved Federal Risk and Authorization Management Program (FedRAMP) "In Process" status at the High Impact level. ZIA, the first secure internet gateway solution to earn FedRAMP certification, is being sponsored for High Impact by a U.S. Department of Defense Command.
•Zscaler announced that the Defense Innovation Unit (DIU), a U.S. Department of Defense organization, selected Zscaler to deliver a secure cloud management solution. Zscaler will provide zero trust access to protect DIU users and cloud services from cyberthreats no matter where personnel are working or what devices they are using.

Change in Non-GAAP Measures Presentation
Effective August 1, 2020, the beginning of Zscaler’s fiscal year ending July 31, 2021, Zscaler will present employer payroll taxes related to employee equity award transactions, which is a cash expense, as part of stock-based compensation expense. These payroll taxes will be excluded from our non-GAAP results as these are tied to the timing and size of the exercise or vesting of the underlying equity awards and the price of Zscaler’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Zscaler’s business.
Financial Outlook
For the first quarter of fiscal 2021, we expect:
•Total revenue of $131 million to $133 million
•Non-GAAP income from operations of $8 million to $10 million
•Non-GAAP earnings per share of approximately $0.05 to $0.06, assuming approximately 143 million common shares outstanding
For the full year fiscal 2021, we expect:
•Total revenue of $580 million to $590 million
•Calculated billings of $710 million to $720 million
•Non-GAAP income from operations of $44 million to $46 million
•Non-GAAP earnings per share of $0.28 to $0.30, assuming approximately 145 million common shares outstanding
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Guidance for non-GAAP financial measures excludes stock-based compensation expense, amortization expense of acquired intangible assets, asset impairment related to facility exit, amortization of debt discount and issuance costs, certain litigation-related expenses and income tax effects generated by intangible assets acquired in business acquisitions. We have not reconciled our expectations to non-GAAP income from operations and non-GAAP net income per share to their most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation for non-GAAP income from operations and non-GAAP net income per share is not available without unreasonable effort.

Conference Call and Webcast Information
Zscaler will host a conference call for analysts and investors to discuss its fourth quarter fiscal 2020 earnings results and outlook for its first quarter of fiscal 2021 and full year fiscal 2021 today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time).

Date:	Wednesday, September 9, 2020
Time:	1:30 p.m. PT
Webcast:	https://ir.zscaler.com/
Dial-in number:	918-922-3018

Upcoming Conferences
Fourth Quarter of Fiscal 2020 Virtual Investor Conference Participation Schedule:
•Citi 2020 Global Technology Conference
Thursday, September 10, 2020
•Deutsche Bank Technology Conference
Tuesday, September 15, 2020
•Morningstar Management Behind the Moat Conference
Tuesday, September 29, 2020

Zscaler's conference presentations are expected to be available via webcast on the Investor Relations section of the company's website. To hear these presentations and to access the most updated information, please visit the Investor Relations section of Zscaler’s website at https://ir.zscaler.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our future financial and operating performance, including our financial outlook for the first quarter of fiscal 2021 and full year fiscal 2021. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: the duration and global impact of COVID-19 on our business, operations and financial results and the economy in general; our ability as an organization to acquire and integrate other companies, products or technologies in a successful manner; our limited operating history; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth, including fluctuations from period to period; our limited experience with new product and subscription and support introductions and the risks associated with new products and subscription and support offerings, including the discovery of software bugs; our ability to attract and retain new customers; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscription and support; rapidly evolving technological developments in the market for network security products and subscription and support offerings and our ability to remain competitive; length of sales cycles; and general market, political, economic and business conditions.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Security Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the three months ended April 30, 2020 filed on June 6, 2020, as well as future filings and reports by us, copies of which are available on our website at ir.zscaler.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures" section of this press release.

About Zscaler
Zscaler (NASDAQ: ZS) accelerates digital transformation so customers can be more agile, efficient, resilient, and secure. The Zscaler Zero Trust Exchange protects thousands of customers from cyberattacks and data loss by securely connecting users, devices, and applications in any location. Distributed across more than 150 data centers globally, the SASE-based Zero Trust Exchange is the world’s largest in-line cloud security platform.
Zscaler™, Zscaler Zero Trust Exchange™, Zscaler Internet Access™, and Zscaler Private Access™, ZIA™, ZPA™ and Zscaler B2B™ are either (i) registered trademarks or service marks or (ii) trademarks or service marks of Zscaler, Inc. in the United States and/or other countries. Any other trademarks are the properties of their respective owners.

Investor Relations Contacts:

Bill Choi, CFA
Senior Vice President, Investor Relations
(408) 816-1478
ir@zscaler.com

Tom Stilwell
Media Contact
press@zscaler.com

ZSCALER, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2020	2019	2020	2019
Revenue	$125,887	$86,108	$431,269	$302,836
Cost of revenue (1) (2)	31,358	17,339	95,733	59,669
Gross profit	94,529	68,769	335,536	243,167
Operating expenses:
Sales and marketing (1) (2)	89,222	49,317	277,981	169,913
Research and development (1) (2)	32,785	17,213	97,879	61,969
General and administrative (1) (3) (4)	17,409	10,170	73,632	46,598
Total operating expenses	139,416	76,700	449,492	278,480
Loss from operations	(44,887)	(7,931)	(113,956)	(35,313)
Interest income	1,072	2,135	6,477	7,730
Interest expense (5)	(5,025)	—	(5,025)	—
Other income (expense), net	(252)	(247)	(224)	(329)
Loss before income taxes	(49,092)	(6,043)	(112,728)	(27,912)
Provision (benefit) for income taxes	457	(767)	2,388	743
Net loss	$(49,549)	$(5,276)	$(115,116)	$(28,655)
Net loss per share, basic and diluted	$(0.38)	$(0.04)	$(0.89)	$(0.23)
Weighted-average shares used in computing net loss per share, basic and diluted	131,660	126,302	129,323	123,566
(1) Includes stock-based compensation expense as follows:

Cost of revenue	$2,743	$1,118	$7,318	$2,926
Sales and marketing	29,438	8,341	66,539	23,118
Research and development	12,484	3,703	30,173	15,090
General and administrative	6,718	(827)	17,365	5,289
Total	$51,383	$12,335	$121,395	$46,423
(2) Includes amortization expense of acquired intangible assets as follows:

Cost of revenue	$1,272	$205	$2,030	$512
Sales and marketing	50	7	74	10
Research and development	—	291	1,280	386
Total	$1,322	$503	$3,384	$908

(3) Includes asset impairment related to facility exit as follows:	$—	$—	$746	$—

(4) Includes litigation-related expenses as follows:	$3	$2,973	$18,356	$13,079

(5) Includes amortization of debt discount and issuance costs as follows:	$4,885	$—	$4,885	$—

ZSCALER, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	July 31,	July 31,
	2020 (*)	2019
Assets
Current assets:
Cash and cash equivalents	$141,851	$78,484
Short-term investments	1,228,722	286,162
Accounts receivable, net	147,584	93,341
Deferred contract acquisition costs	32,240	21,219
Prepaid expenses and other current assets	31,396	16,880
Total current assets	1,581,793	496,086
Property and equipment, net	75,734	41,046
Operating lease right-of-use assets	36,119	—
Deferred contract acquisition costs, noncurrent	77,675	48,566
Acquired intangible assets, net	24,024	8,708
Goodwill	30,059	7,479
Other noncurrent assets	8,054	2,277
Total assets	$1,833,458	$604,162

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,233	$6,208
Accrued expenses and other current liabilities	16,361	12,810
Accrued compensation	49,444	21,544
Deferred revenue	337,263	221,387
Operating lease liabilities	15,600	—
Total current liabilities	423,901	261,949
Convertible senior notes, net	861,615	—
Deferred revenue, noncurrent	32,504	29,815
Operating lease liabilities, noncurrent	28,023	—
Other noncurrent liabilities	2,586	3,840
Total liabilities	1,348,629	295,604
Stockholders’ Equity
Common stock	133	127
Additional paid-in capital	823,804	532,618
Accumulated other comprehensive income	463	268
Accumulated deficit	(339,571)	(224,455)
Total stockholders’ equity	484,829	308,558
Total liabilities and stockholders’ equity	$1,833,458	$604,162
(*) On August 1, 2019, we adopted Topic 842 using the transition provision which allows for the adoption of Topic 842 to be applied on a modified retrospective basis at the beginning of the fiscal year of adoption. As such, the condensed consolidated balance sheet as of July 31, 2020 is not comparable to prior periods. The adoption of this standard resulted in the recognition of the operating lease right-of-use assets and operating lease liabilities related to our real estate and co-location arrangements.

ZSCALER, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Year Ended July 31,
	2020	2019
Cash Flows From Operating Activities
Net loss	$(115,116)	$(28,655)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	17,734	10,398
Amortization expense of acquired intangible assets	3,384	908
Amortization of deferred contract acquisition costs	24,922	18,651
Amortization of debt discount and issuance costs	4,885	—
Noncash operating lease costs	13,555	—
Stock-based compensation expense	121,395	46,423
Amortization (accretion) of investments purchased at a premium (discount)	50	(2,181)
Deferred income taxes	(1,172)	(1,392)
Impairment of assets	746	—
Other	321	284
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	(54,222)	(31,730)
Deferred contract acquisition costs	(65,052)	(32,526)
Prepaid expenses, other current and noncurrent assets	(13,580)	(7,642)
Accounts payable	862	495
Accrued expenses, other current and noncurrent liabilities	2,292	(336)
Accrued compensation	27,900	(1,849)
Deferred revenue	118,017	87,179
Operating lease liabilities	(7,604)	—
Net cash provided by operating activities	79,317	58,027
Cash Flows From Investing Activities
Purchases of property, equipment and other assets	(43,072)	(25,520)
Capitalized internal-use software	(8,737)	(3,162)
Acquired intangible assets	—	(1,480)
Payments for business acquisitions, net of cash acquired	(39,601)	(11,432)
Investment in a privately held company	(2,000)	—
Purchases of short-term investments	(1,255,629)	(335,186)
Proceeds from maturities of short-term investments	289,785	199,716
Proceeds from sale of short-term investments	21,092	14,990
Net cash used in investing activities	(1,038,162)	(162,074)
Cash Flows From Financing Activities
Payments of offering costs related to initial public offering	—	(1,797)
Proceeds from issuance of common stock upon exercise of stock options	21,602	29,862
Proceeds from issuance of common stock under the employee stock purchase plan	15,333	16,436
Proceeds from issuance of convertible senior notes, net of issuance costs	1,130,522	—
Purchases of capped calls related to convertible senior notes	(145,245)	—
Repurchases of unvested common stock	—	(22)
Repayments of notes receivable from stockholders	—	1,905
Net cash provided by financing activities	1,022,212	46,384
Net increase (decrease) in cash, cash equivalents and restricted cash	63,367	(57,663)
Cash, cash equivalents and restricted cash at beginning of period	78,484	136,147
Cash, cash equivalents and restricted cash at end of period	$141,851	$78,484
Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents	$141,851	$78,484
Restricted cash, current and non-current	—	—
Total cash, cash equivalents and restricted cash	$141,851	$78,484

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2020	2019	2020	2019

Revenue	$125,887	$86,108	$431,269	$302,836

Non-GAAP Gross Profit and Non-GAAP Gross Margin
GAAP gross profit	$94,529	$68,769	$335,536	$243,167
Add:
Stock-based compensation expense	2,743	1,118	7,318	2,926
Amortization expense of acquired intangible assets	1,272	205	2,030	512
Non-GAAP gross profit	$98,544	$70,092	$344,884	$246,605
GAAP gross margin	75%	80%	78%	80%
Non-GAAP gross margin	78%	81%	80%	81%

Non-GAAP Income from Operations and Non-GAAP Operating Margin
GAAP loss from operations	$(44,887)	$(7,931)	$(113,956)	$(35,313)
Add:
Stock-based compensation expense	51,383	12,335	121,395	46,423
Litigation-related expenses	3	2,973	18,356	13,079
Amortization expense of acquired intangible assets	1,322	503	3,384	908
Asset impairment related to facility exit (1)	—	—	746	—
Non-GAAP income from operations	$7,821	$7,880	$29,925	$25,097
GAAP operating margin	(36)%	(9)%	(26)%	(12)%
Non-GAAP operating margin	6%	9%	7%	8%
___________
(1) Consists of asset impairment charges related to the relocation of our corporate headquarters.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2020	2019	2020	2019
Non-GAAP Net Income per Share, Diluted
GAAP net loss	$(49,549)	$(5,276)	$(115,116)	$(28,655)
Stock-based compensation expense	51,383	12,335	121,395	46,423
Litigation-related expenses	3	2,973	18,356	13,079
Amortization expense of acquired intangible assets	1,322	503	3,384	908
Asset impairment related to facility exit (1)	—	—	746	—
Amortization of debt discount and issuance costs	4,885	—	4,885	—
Provision for income taxes (2)	(620)	(1,422)	(1,110)	(1,422)
Non-GAAP net income	$7,424	$9,113	$32,540	$30,333

GAAP net loss per share, diluted	$(0.38)	$(0.04)	$(0.89)	$(0.23)
Stock-based compensation expense	0.36	0.09	0.88	0.34
Litigation-related expenses	—	0.02	0.13	0.10
Amortization expense of acquired intangible assets	0.01	—	0.02	0.01
Asset impairment related to facility exit (1)	—	—	0.01	—
Amortization of debt discount and issuance costs	0.03	—	0.04	—
Provision for income taxes (2)	—	(0.01)	(0.01)	(0.01)
Adjustment to total fully diluted earnings per share (3)	0.03	0.01	0.06	0.01
Non-GAAP net income per share, diluted	$0.05	$0.07	$0.24	$0.22
Weighted-average shares used in computing non-GAAP net income per share, diluted	141,465	137,545	138,234	135,880
___________
(1) Consists of asset impairment charges related to the relocation of our corporate headquarters.
(2) We use our GAAP provision for income taxes for purposes of determining our non-GAAP income tax expense. The difference between our GAAP and non-GAAP income tax expense represents the effects of stock-based compensation expense recognized in foreign jurisdictions and any income tax benefits associated with business combinations. The income tax benefit related to stock-based compensation expense included in the GAAP provision for income taxes was not material for all periods presented. In the fiscal quarter ended July 31, 2019, April 30,2020, and July 31, 2020, we recorded a tax benefit of $1.4 million, $0.5 million and $0.6 million, respectively, associated with intangible assets recognized as a result of our acquisitions of Appsulate, Inc., Cloudneeti Corporation and Edgewise Networks Inc., respectively.
(3) The sum of the fully diluted earnings per share impact of individual reconciling items may not total to fully diluted Non-GAAP net income per share due to the basic share counts used to calculate the GAAP net loss per share as compared to fully diluted share count used for Non-GAAP net income per share and due to rounding of the individual reconciling items. The GAAP net loss per share calculation uses a lower share count as it excludes potentially dilutive shares, which are included in calculating the non-GAAP income per share.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2020	2019	2020	2019
Calculated Billings
Revenue	$125,887	$86,108	$431,269	$302,836
Add: Total deferred revenue, end of period	369,767	251,202	369,767	251,202
Less: Total deferred revenue, beginning of period	(300,791)	(211,542)	(251,202)	(164,023)
Calculated billings	$194,863	$125,768	$549,834	$390,015

Free Cash Flow
Net cash provided by operating activities	$31,635	$17,823	$79,317	$58,027
Less: Purchases of property, equipment and other assets	(18,279)	(8,822)	(43,072)	(25,520)
Less: Capitalized internal-use software	(2,441)	(1,449)	(8,737)	(3,162)
Free cash flow	$10,915	$7,552	$27,508	$29,345
As a percentage of revenue:
Net cash provided by operating activities	25%	21%	18%	19%
Less: Purchases of property, equipment and other assets	(14)%	(10)%	(10)%	(8)%
Less: Capitalized internal-use software	(2)%	(2)%	(2)%	(1)%
Free cash flow margin	9%	9%	6%	10%

ZSCALER, INC.
Explanation of Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States of America (GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, free cash flow is not a substitute for cash used in operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of the Company's historical non-GAAP financial measures to their most directly comparable financial measure stated in accordance with GAAP has been included in this press release. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.
Expenses Excluded from Non-GAAP Measures
Stock-based compensation expense is excluded primarily because they are non-cash expenses that management believes are not reflective of our ongoing operational performance. Effective August 1, 2020, the beginning of our fiscal year ending July 31, 2021, we will present employer payroll taxes related to employee equity award transactions, which is a cash expense, as part of stock-based compensation expense. These payroll taxes will be excluded from our non-GAAP results as these are tied to the timing and size of the exercise or vesting of the underlying equity awards and the price of our common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of our business. Amortization expense of acquired intangible assets is excluded because these are considered by management to be outside of the Company's core business operating performance. Asset impairments related to facility exit costs are excluded because such charges are not reflective of our ongoing operational performance. Amortization of debt discount and issuance costs from the convertible senior notes is excluded because they are non-cash expenses and are not reflective of our ongoing operational performance. We also exclude certain litigation-related expenses consisting of professional fees and related costs incurred by us in defending against significant claims that we deem not to be in the ordinary course of our business and, if applicable, actual losses and accruals related to estimated losses in connection with these claims. There are many uncertainties and potential outcomes associated with any litigation, including the expense of litigation, timing of such expenses, court rulings, unforeseen developments, complications and delays, each of which may affect our results of operations from period to period, as well as the unknown magnitude of the potential loss relating to any lawsuit, all of which are inherently subject to change, difficult to predict and could adversely affect our results of operations. We estimate the tax effect of these items on our non-GAAP results and may adjust our GAAP provision for income taxes, if such effects have a material impact to our non-GAAP results.
Non-GAAP Financial Measures
Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit as GAAP gross profit excluding stock-based compensation expense and amortization expense of acquired intangible assets. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. We define non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation expense, amortization expense of acquired intangible assets, asset impairment related to facility exit and certain litigation-related expenses. We defined non-GAAP operating margin as non-GAAP income from operations as a percentage of revenue.
Non-GAAP Net Income per Share, Diluted. We define non-GAAP net income as GAAP net loss plus stock-based compensation expense, amortization expense of acquired intangible assets, asset impairment related to facility exit, amortization of debt discount and issuance costs, certain litigation-related expenses, income tax effects generated by the effects of stock-based compensation expense recognized in foreign jurisdictions and any income tax benefits associated with business combinations. We define non-GAAP net income per share, diluted, as non-GAAP net income divided by the weighted-average diluted shares outstanding, which includes the dilutive effect of potentially diluted common stock equivalents outstanding during the period.
Free Cash Flow and Free Cash Flow Margin. We define free cash flow as net cash provided by operating activities less purchases of property, equipment and other assets and capitalized internal-use software. We define free cash flow margin as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are meaningful indicators of liquidity information to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and other assets and capitalized internal-use software, can be used for strategic initiatives.
Calculated Billings. We define calculated billings as total revenue plus the change in deferred revenue in a period. Calculated billings in any particular period aims to reflect amounts invoiced for subscriptions to access our cloud platform, together with related support services related to our new and existing customers. We typically invoice our customers annually in advance, and to a lesser extent quarterly in advance, monthly in advance or multi-year in advance.